As filed with the Securities and Exchange Commission on August 15, 2025.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES
ACT OF 1933

James River Group Holdings, Ltd.
(Exact name of Registrant as specified in its charter)
Bermuda	98-0585280
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Clarendon House
2 Church Street
Hamilton, Pembroke HM 11 Bermuda
(441) 295-1422
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Jeanette L. Miller
Senior Vice President and Chief Legal Officer
James River Group, Inc.
1414 Raleigh Road, Suite 405
Chapel Hill, North Carolina 27517
(919) 900-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Eric T. Juergens
Debevoise & Plimpton LLP
66 Hudson Boulevard
New York, New York 10001
(212) 909-6000
From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large Accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Explanatory Note
The registrant, James River Group Holdings, Ltd. (the “Company”), previously announced on February 28, 2022 that it had entered into an investment agreement with GPC Partners Investments (Thames) LP (the “GP Investor”), pursuant to which the Company issued and sold, in a private placement, an aggregate of 150,000 shares of the Company’s Series A Perpetual Cumulative Convertible Preferred Shares, par value $0.00125 per share (the “Series A Preferred Shares”), for an aggregate purchase price of $150,000,000 (the “GP Issuance”). In connection with the GP Issuance, the Company and the GP Investor entered into a registration rights agreement as amended on November 11, 2024 (the “GP Registration Rights Agreement”), pursuant to which the Company agreed to provide to holders of the Series A Preferred Shares certain customary registration rights with respect to common shares issued in connection with any future conversion of the Series A Preferred Shares. On November 11, 2024, the GP Investor converted 37,500 Series A Preferred Shares into 5,859,375 common shares in conjunction with amending the terms of the Series A Preferred Shares in the Amended and Restated Certificate of Designations, dated as of November 11, 2024 (the “A&R Certificate of Designations”), governing the rights of holders of the Series A Preferred Shares.
In addition, on December 23, 2024, the Company issued and sold, in a private placement, 1,953,125 common shares to Cavello Bay Reinsurance Limited (the “Enstar Investor”) pursuant to a subscription agreement (the “Enstar Issuance”). In connection with the Enstar Issuance, the Company and the Enstar Investor entered into a registration rights agreement (the “Enstar Registration Rights Agreement,” and, together with the GP Registration Rights Agreement, the “Registration Rights Agreements”) pursuant to which the Company agreed to provide the Enstar Investor with certain customary registration rights with respect to the common shares received in the Enstar Issuance.
This registration statement is being filed by the Company in order to satisfy certain of its obligations under the Registration Rights Agreements.

PROSPECTUS
James River Group Holdings, Ltd.
21,334,134 Common Shares
The selling shareholders identified herein, or any other selling shareholder identified in supplements to this prospectus, may from time to time offer or sell common shares, par value $0.0002 per share (the “common shares”), in amounts, at prices and on terms that will be determined at the time of the offering. See “Plan of Distribution” for more information. To the extent that a selling shareholder resells any common shares, such selling shareholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling shareholder and the amount and terms of the common shares being offered. You should read this prospectus and any applicable prospectus supplement before you invest. We will not receive any proceeds from the resale of our common shares by the selling shareholders, but we have agreed to pay certain registration expenses. The selling shareholders will be responsible for all underwriting fees, discounts and commissions, if any, in connection with the resale of the common shares offered by this prospectus or any related prospectus supplement.
We are registering for resale common shares held by the selling shareholders pursuant to the registration rights agreements entered into with the selling shareholders, as described under the heading “Description of Share Capital” in this prospectus, but the registration of those shares does not necessarily mean that any of those shares will be offered or sold by the selling shareholder pursuant to this prospectus or at all.
This prospectus describes the general manner in which the common shares may be offered and sold by the selling shareholder. Any prospectus supplement may add, update, or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with the documents incorporated by reference herein and therein, before you make an investment decision.
Our common shares are listed on the Nasdaq Global Select Market under the symbol “JRVR.” On August 14, 2025, the last reported closing sale price of our common shares on the Nasdaq Global Select Market was $5.86 per share.
Investing in our common shares involves risk. You should consider the risk factors described under the heading “Risk Factors” on page 5 of this prospectus and in any applicable prospectus supplement and set forth in the documents incorporated by reference herein before you invest in our common shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 15, 2025.

ii

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling shareholders may, from time to time, offer and sell the common shares described in this prospectus in one or more offerings.
This prospectus provides you with a general description of our common shares that the selling shareholders may offer. Each time the selling shareholders resell any common shares, we will, to the extent necessary, provide one or more prospectus supplements that will contain specific information about the terms of the offering. Such prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
Neither we, the selling shareholders nor any underwriter have authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus or any applicable prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the common shares described in this prospectus or the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such common shares in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

iii

PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our common shares, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to (i) “James River Group Holdings, Ltd.,” the “Company,” “we,” “our” and “us” refer, collectively, to James River Group Holdings, Ltd., a Bermuda-based holding company, and its subsidiaries taken as a whole, (ii) “GP Investor” refers to GPC Partners Investments (Thames) LP, (iii) “Enstar Investor” refers to Cavello Bay Reinsurance Limited and (iv) the “selling shareholders” collectively refer to the GP Investor and the Enstar Investor. “Selling shareholders” also include donees, assignees, transferees or other successors-in-interest who may later hold any selling shareholder’s common shares.
Company Overview
James River Group Holdings, Ltd. is a Bermuda-based holding company. We own and operate a group of specialty insurance companies. Our objective is to generate compelling returns on tangible equity, while limiting underwriting and investment volatility. We seek to accomplish this by earning profits from insurance underwriting and generating meaningful risk-adjusted investment returns, while managing our capital.
Corporate Information
We are an exempted company incorporated under the laws of Bermuda. As previously disclosed, we intend to redomesticate our jurisdiction of incorporation to Delaware in the United States before the end of 2025, subject to compliance with applicable regulatory requirements. We are registered with the Registrar of Companies in Bermuda under registration number 40141. We were incorporated on May 30, 2007 under the name Franklin Holdings (Bermuda), Ltd. On September 18, 2014, we changed our name to James River Group Holdings, Ltd. Our principal executive office is located at Clarendon House, 2 Church Street, Hamilton, Pembroke HM 11, Bermuda, and our phone number is (441) 295-1422. Our website can be found at https://jrvrgroup.com, the contents of which are not a part of, and shall not be deemed to be a part of, this prospectus. Each prospectus supplement may include additional information about us.

THE OFFERING
Issuer
James River Group Holdings, Ltd.
Use of Proceeds
We will not receive any of the proceeds from the sale of any common shares offered by the selling shareholders, but we may bear a portion of the expenses of the offerings of the common shares.
Market for Common Shares
Our common shares are currently traded on the Nasdaq Global Select Market under the symbol “JRVR”.
Risk Factors
Investing in our common shares involves risk. You should consider the risk factors described under the heading “Risk Factors” on page 5 of this prospectus and in any applicable prospectus supplement and set forth in the documents incorporated by reference herein before you invest in our common shares.
THE SELLING SHAREHOLDERS IDENTIFIED HEREIN, OR ANY OTHER SELLING SHAREHOLDERS IDENTIFIED IN SUPPLEMENTS TO THIS PROSPECTUS, MAY FROM TIME TO TIME OFFER AND SELL COMMON SHARES. EACH TIME COMMON SHARES ARE OFFERED WITH THIS PROSPECTUS, TO THE EXTENT NECESSARY, WE WILL PROVIDE A PROSPECTUS SUPPLEMENT THAT WILL DESCRIBE THE SPECIFIC AMOUNTS, PRICES AND TERMS OF THE SHARES BEING OFFERED.

FORWARD-LOOKING STATEMENTS
Information included and incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements may be identified by the fact that they do not relate strictly to historical or current facts. You may identify forward-looking statements by the use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “seeks” and “believes,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.” These forward-looking statements include, among others, all statements relating to our future financial performance, our business prospects and strategy, anticipated financial position and financial strength ratings, liquidity and capital needs and other similar matters. These forward-looking statements are based on managements’ current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.
Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements included and incorporated by reference in this prospectus as a result of various factors, many of which are beyond our control, including, among others:
•
the inherent uncertainty of estimating reserves and the possibility that incurred losses may be greater than our estimate used to compute loss and loss adjustment expense reserves;

•
inaccurate estimates and judgments in our risk management may expose us to greater risks than intended;

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downgrades in the financial strength rating or outlook of our regulated insurance subsidiaries impacting our competitive position and ability to attract and retain insurance business that our subsidiaries write, and ultimately our financial condition;

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the outcome of the litigation in connection with the sale of our casualty reinsurance business;

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the potential loss of key members of our management team or key employees, and our ability to attract and retain personnel;

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adverse economic and competitive factors resulting in the sale of fewer policies than expected or an increase in the frequency or severity of claims, or both;

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the impact of a higher than expected inflationary environment on our reserves, loss adjustment expenses, the values of our investments and investment returns, and our compensation expenses;

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exposure to credit risk, interest rate risk and other market risk in our investment portfolio and our reinsurers;

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reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships;

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reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain, or decision to terminate, such relationships;

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our ability to obtain insurance and reinsurance coverage at prices and on terms that allow us to transfer risk, adequately protect our Company against financial loss and that supports our growth plans;

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losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, insurance companies with whom we have a fronting arrangement failing to pay us for claims, or a former customer with whom we have an indemnification arrangement failing to perform its reimbursement obligations, and our potential inability to demand or maintain adequate collateral to mitigate such risks;

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the inherent uncertainty of estimating reinsurance recoverable on unpaid losses and the possibility that reinsurance may be less than our estimate of reinsurance recoverable on unpaid losses;

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inadequacy of premiums we charge to compensate us for our losses incurred;

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changes in laws or government regulation, including tax or insurance law and regulations;

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changes in U.S. tax laws (including associated regulations) and the interpretation of certain provisions applicable to insurance/reinsurance businesses with U.S. and non-U.S. operations, which may be retroactive and could have a significant effect on us including, among other things, by potentially increasing our tax rate, as well as on our shareholders;

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in the event we did not qualify for the insurance company exception to the passive foreign investment company (“PFIC”) rules and were therefore considered a PFIC, there could be material adverse tax consequences to an investor that is subject to U.S. federal income taxation;

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the Company or its foreign subsidiary becoming subject to U.S. federal income taxation;

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a failure of any of the loss limitations or exclusions we utilize in our insurance products to shield us from unanticipated financial losses or legal exposures, or other liabilities;

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losses from catastrophic events, such as natural disasters and terrorist acts, which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events;

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potential effects on our business of emerging claim and coverage issues;

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the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents;

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our ability to manage our growth effectively;

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failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act of 2002, as amended;

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changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends; and

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an adverse result in any litigation or legal proceedings we are or may become subject to.

Forward-looking statements speak only as of the date of this prospectus. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not have any obligation, and do not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this prospectus, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included in this prospectus or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.
For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should review the discussion under “Risk Factors” in this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date of the document in which they are included.

RISK FACTORS
Investing in our common shares involves risk. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated herein by reference, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of our common shares. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our common shares to decline. You could lose all or part of your investment.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of any common shares offered by the selling shareholders, but we may bear a portion of the expenses of the offerings of the common shares.

SELLING SHAREHOLDERS
The following selling stockholders may offer and sell our common shares under this prospectus and any accompanying prospectus supplement from time to time in amounts, at prices and on terms that will be determined at the time of the offering:
•
GPC Partners Investments (Thames) LP, an affiliate of Gallatin Point Capital LLC

•
Cavello Bay Reinsurance Limited

GP Issuance
On February 24, 2022, we entered into an investment agreement (the “Original Investment Agreement”) with the GP Investor, an affiliate of Gallatin Point Capital LLC, providing for the issuance and sale of 150,000 of the Company’s Series A Perpetual Cumulative Convertible Preferred Shares, par value $0.00125 per share (the “Series A Preferred Shares”), for an aggregate purchase price of $150,000,000 (the “Liquidation Preference”), or $1,000 per share, in a private placement (the “GP Issuance”). We completed the GP Issuance on March 1, 2022. On November 11, 2024, we entered into the first amendment to the Original Investment Agreement (as amended, the “Investment Agreement”), in connection with the GP Investor converting 37,500 Series A Preferred Shares into 5,859,375 common shares (the “Initial Conversion Shares”).
The Initial Conversion Shares were converted at a price per share of $6.40. Pursuant to the Amended and Restated Certificate of Designations, dated as of November 11, 2024 (the “A&R Certificate of Designations”), all Series A Preferred Shares other than the Initial Conversion Shares are convertible at the option of the holders thereof at any time into common shares at an initial conversion price of $8.32, subject to customary anti-dilution adjustments, including cash dividends paid on the common shares above specified levels.
Unless and until the Company obtains the shareholder approval required by Nasdaq Listing Standard Rule 5635 for the issuance of common shares upon conversion of the Series A Preferred Shares in excess of the limitations imposed by such rule, if such rule is applicable, no common shares will be issued or delivered upon conversion of any Series A Preferred Share, and no Series A Preferred Share will be convertible, in each case to the extent, and only to the extent, that such issuance, delivery, conversion or convertibility would result in the holders of the Series A Preferred Shares in the aggregate beneficially owning more than 19.9% of the number of common shares then outstanding or the total voting power of the Company’s then-outstanding voting securities (the “Conversion Limitation”).
Enstar Issuance
On November 11, 2024, we entered into a subscription agreement (the “Subscription Agreement”) with the Enstar Investor, providing for the issuance and sale of 1,953,125 common shares (the “Enstar Issuance”) at a price per share of $6.40 (the “Enstar Investor Shares”). Subsequently, the Company issued the Enstar Investor Shares on December 23, 2024 and, in connection therewith, the Company and the Enstar Investor entered into the Enstar Registration Rights Agreement pursuant to which the Company agreed to provide the Enstar Investor with customary registration rights with respect to the Entar Investor Shares.
Beneficial Ownership
The amounts and percentages of common shares owned are reported on the basis of the SEC’s rules governing the determination of beneficial ownership of securities. The SEC’s rules generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the voting power or investment power, which includes the power to dispose of those securities. The rules also treat as issued and outstanding all shares that a person would receive upon conversion of a security held by that person that are immediately exercisable or convertible, or exercisable or convertible within 60 days of the date of determination of beneficial ownership.
The number of common shares that may be offered pursuant to this prospectus is calculated based on an assumed conversion at the holders’ election of all 112,500 Series A Preferred Shares outstanding as of July 31, 2025, as determined in accordance with the A&R Certificate of Designations setting forth the terms of the Series A Preferred Shares. The number of common shares issuable upon conversion of the Series A Preferred Shares beneficially owned and that may be offered by the GP Investor pursuant to this prospectus may increase or decrease from that set forth in the table below and elsewhere in this prospectus. The percentage of common shares beneficially owned before and after the offering is based on, as of July 31, 2025, (i) 45,916,453 common shares outstanding and (ii) the assumed conversion of all Series A Preferred Shares held by the GP Investor into 13,521,634 common shares.
The information set forth below is based on information provided by or on behalf of the selling shareholders prior to the date hereof, with the exception of the number of common shares issuable upon conversion of all outstanding Series A Preferred Shares. Information concerning the selling shareholders may change from time to time. The selling shareholders may from time to time offer and sell any or all of the shares under this prospectus. Because the selling shareholders are not obligated to sell the common shares set forth below, we cannot state with certainty the number of common shares that the selling shareholders will hold upon consummation of any such sales. In addition, since the date on which the selling shareholders provided this information to us, such selling shareholders may have transferred or otherwise disposed of all or a portion of the offered shares. We are registering the shares to permit the selling shareholders to resell the shares when such selling shareholder deems appropriate, subject to the restrictions on transfer set forth in the Investment Agreement and the Subscription Agreement.
	Common Shares Beneficially Owned Before Offering		Number of Common Shares that May be Offered Hereby (on an As- Converted Basis)	Common Shares Beneficially Owned After the Sale of the Maximum Number of Common Shares
Selling Shareholder	Number	Percentage		Number(1)	Percentage
GPC Partners Investments (Thames) LP	5,859,375	12.8%	19,381,009(2)	—	—
Cavello Bay Reinsurance Limited	2,590,765(3)	5.6%	1,953,125	637,640	1.4%

(1)
The selling shareholders have not informed us, and we do not know, when or in what amounts the selling shareholders may offer for sale the common shares owned or issuable upon conversion of the Series A Preferred Shares pursuant to this prospectus. The selling shareholders may choose not to sell any of the shares offered by this prospectus. Because the selling shareholders may offer all, some or none of the common shares that they beneficially own pursuant to this prospectus, and because there are currently no agreements, arrangements or undertakings with respect to the sale of any such shares, we cannot provide any information or estimates as to the number of common shares that the selling shareholders will hold after completion of sales that may be made pursuant to this prospectus. For purposes of this table, we have assumed that the selling shareholders will have sold all of the common shares covered by this prospectus.

(2)
Represents (i) 5,859,375 common shares and (ii) 112,500 Series A Preferred Shares held directly by the GP Investor that are convertible at July 31, 2025 into 13,521,634 common shares at the election of the GP Investor, without giving effect to the Conversion Limitation. In certain circumstances, the issuance of common shares upon conversion of the Series A Preferred Shares may be subject to the Conversion Limitation. See “ — GP Issuance.” The GP Investor, GPC Partners II GP LLC (“GPC II GP”), Gallatin Point Capital LLC (“Gallatin Point”), Matthew B. Botein and Lewis A. (Lee) Sachs (collectively, the “GPC Parties”) also beneficially own the common shares. Gallatin Point is the managing member of GPC II GP, which, in turn, is the general partner of the GP Investor. Messrs. Botein and Sachs are the Co-Founders and Managing Partners of the ultimate parent of Gallatin Point and collectively make voting and investment decisions on behalf of GP Investor. The address of the GPC Parties is 600 Steamboat Road, Greenwich, CT 06830.

We entered into the Investment Agreement that provides the GP Investor with certain rights and privileges, including the right to designate one member to our board of directors, as well as the GP Registration Rights Agreement with respect to the common shares issuable upon conversion of the Series A Preferred Shares. See “Description of Share Capital” elsewhere in this prospectus for additional information.

(3)
Represents (i) 1,953,125 common shares acquired by the Enstar Investor in the Enstar Issuance and (ii) 637,640 shares the Enstar Investor previously purchased in the open market. Kenmare Holdings, Ltd. (“Kenmare”), Enstar Group Limited (“EGL”), Elk Bidco Limited (“Elk Bidco”), Elk Parent Limited (“Elk Parent”), Elk Intermediate Holdings, LLC (“Elk Intermediate”), Elk Topco, LLC (“Elk Topco”) and Elk Insurance Holdings, LLC (“Elk Insurance Holdings” and, together with the Enstar Investor, Kenmare, EGL, Elk Bidco, Elk Parent, Elk Intermediate and Elk Topco, collectively, the “Enstar Parties”) also beneficially own the common shares by virtue of their direct or indirect controlling interest in the Enstar Investor. The address of the Enstar Parties is A.S. Cooper Building, 4th Floor, 26 Reid Street, Hamilton, HM 11 Bermuda.

We entered into the Subscription Agreement that provides the Enstar Investor with certain rights and privileges, as well as the Enstar Registration Rights Agreement with respect to the common shares held by the Enstar Investor. See “Description of Share Capital” elsewhere in this prospectus for additional information.
In addition, we may name additional selling shareholders from time to time. Information about such additional selling shareholders, including their identities and the shares to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus.

DESCRIPTION OF SHARE CAPITAL
The following description summarizes the general terms and provisions of our capital stock as set forth in our fourth amended and restated bye-laws (“bye-laws”), the A&R Certificate of Designations and certain provisions of the Investment Agreement. This summary does not purport to be complete and is subject to, and qualified in its entirety by the provisions of our bye-laws, the A&R Certificate of Designations and the Investment Agreement, each of which is included as an exhibit to the registration statement of which this prospectus is a part, and each of which may be amended from time to time. We encourage you to read our bye-laws, the A&R Certificate of Designations and the Investment Agreement for additional information.
Share Capital
Our authorized share capital consists of 200,000,000 common shares, par value $0.0002 per share, and 20,000,000 preferred shares, par value $0.00125 per share, of which, 165,000 shares have been designated Series A Preferred Shares. As of July 31, 2025, we had (i) 45,916,453 common shares issued and outstanding and (ii) 112,500 Series A Preferred Shares issued and outstanding.
Common Shares
Common shares have no pre-emptive rights or other rights to subscribe for additional shares, and no rights of redemption, conversion or exchange. Under certain circumstances and subject to the provisions of Bermuda law and our bye-laws, we may be required to make an offer to repurchase shares held by members. All shares sold pursuant to a registered offering are, when issued, fully paid and non-assessable.
Dividend Policy
Our board of directors may, subject to Bermuda law and our bye-laws, declare a dividend to be paid to our members as of a record date determined by the board, in proportion to the number of shares held by such holder, subject to any rights of holders of preferred shares. No unpaid dividend shall bear any interest.
Voting Rights
Shareholders have one vote for each common share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of members.
Preferred Shares
Pursuant to Bermuda law and our bye-laws, our board of directors by resolution may establish one or more series of preferred shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the Company.
Series A Preferred Shares
On March 1, 2022, we adopted a certificate of designations, which was amended and restated in its entirety on November 11, 2024 by the A&R Certificate of Designations. The A&R Certificate of Designations establishes the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of our Series A Preferred Shares, which are described in more detail below.
Designation of Series A Preferred Stock
The Series A Preferred Shares rank senior to our common shares with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Series A Preferred Shares have a liquidation preference of $1,000 per share (the “Liquidation Preference”). Upon any liquidation, dissolution or winding up of the affairs of the Company, the holders of Series A Preferred Shares will receive the greater of the Liquidation Preference plus accrued and unpaid dividends (“Accrued Dividends”), or the amount they would have received if they had converted all of their Series A Preferred Shares to common shares immediately before such liquidation, dissolution or winding up.
Dividend Rights
Until October 1, 2029, holders of the Series A Preferred Shares will be entitled to a dividend (the “Dividend”) at a rate of 7.0% per annum of the Liquidation Preference, payable in cash, in-kind in common shares or in Series A Preferred Shares, at the Company’s election. On October 1, 2029, and each five-year anniversary thereafter, the Dividend rate will reset to a rate equal to the five-year U.S. treasury rate plus 5.2%, up to a maximum Dividend rate of 8.0%. Dividends accrue quarterly and are payable on March 31, June 30, September 30 and December 31 of each year.
Voting and Consent Rights
Holders of the Series A Preferred Shares will be entitled to vote with the holders of the common shares on an as-converted basis. Holders of the Series A Preferred Shares will be entitled to a separate class vote with respect to amendments to the Company’s organizational documents that have an adverse effect on the Series A Preferred Shares, authorizations or issuances by the Company of securities that are senior to or pari passu with the Series A Preferred Shares, increases or decreases in the number of authorized Series A Preferred Shares, or the issuance of any additional Series A Preferred Shares other than in payment of Dividends on the outstanding Series A Preferred Shares.
In no event will the Series A Preferred Shares held by the GP Investor, its successors and its affiliated transferees (collectively, the “Investor Parties”), together with any common shares received on conversion of Series A Preferred Shares or as Dividends with respect to Series A Preferred Shares, be entitled to vote in excess of 9.9% of the aggregate voting power of the then-outstanding common shares on an as converted basis or of our outstanding voting securities. Upon a transfer of Series A Preferred Shares to an unaffiliated third party, the voting limitation will cease to apply unless the third party transferee affirmatively elects to be limited in the same manner as the transferor.
Unless and until the Company obtains the shareholder approval required by Nasdaq Listing Standard Rule 5635 with respect to the issuance of common shares upon conversion of the Series A Preferred Shares, if such rule is applicable, no common shares will be issued or delivered upon conversion of the Series A Preferred Shares to the extent, and only to the extent, that such issuance or delivery would result in the holder of Series A Preferred Shares beneficially owning in the aggregate in excess of nineteen and nine-tenths percent (19.9%) of the number of common shares then outstanding or of the total voting power of the Company’s then-outstanding voting securities.
Conversion Rights of Holder
Pursuant to the A&R Certificate of Designations, each holder of Series A Preferred Shares has the right, at such holder’s option, subject to certain conversion procedures, to convert each of such holder’s Series A Preferred Shares at any time into (i) the number of common shares equal to the quotient of (A) the sum of the Liquidation Preference and the Accrued Dividends with respect to a Series A Preferred Share to be converted divided by (B) the conversion price as of the applicable date of conversion plus (ii) cash in lieu of fractional shares; provided that, unless and until the Company obtains the shareholder approval required by Nasdaq Listing Standard Rule 5635 with respect to the issuance of common shares upon conversion of the Series A Preferred Shares in excess of the limitations imposed by such rule, if such rule is applicable, no common shares will be issued or delivered upon conversion of any Series A Preferred Share, and no Series A Preferred Share will be convertible, in each case to the extent, and only to the extent, that such issuance, delivery, conversion or convertibility would result in the holders of the Series A Preferred Shares in the aggregate beneficially owning in excess of nineteen and nine-tenths percent (19.9%) of the number of common shares then outstanding or the total voting power of the Company’s then-outstanding voting securities.
Mandatory Conversion by the Company
If the volume weighted average price (“VWAP”) per common share is greater than 200% of the then-applicable conversion price for at least twenty consecutive trading days, the Company will be able to elect to convert (a “Mandatory Conversion”) all of the outstanding Series A Preferred Shares into common shares. In the case of a Mandatory Conversion, each Series A Preferred Share then outstanding will be converted into (i) the number of common shares equal to the quotient of (A) the sum of the Liquidation Preference and the Accrued Dividends with respect to such Series A Preferred Share to be converted divided by (B) the conversion price of such share in effect as of the date of the Mandatory Conversion plus (ii) cash in lieu of fractional shares.
Upon any Mandatory Conversion on or before March 1, 2027, all dividends that would have accrued from the date of the Mandatory Conversion to the later of March 1, 2027 or the last day of the eighth quarter following the date of the Mandatory Conversion, the last eight quarters of which will be discounted to present value using a discount rate of 3.5% per annum, and will be immediately payable in common shares, valued at the average of the daily VWAP of the common shares during the five (5) trading days immediately preceding the Mandatory Conversion.
Repurchase Upon Fundamental Change
Upon the occurrence of a Fundamental Change (as defined below), each holder of outstanding Series A Preferred Shares will be permitted to, at its election, (i) effective as of immediately prior to the Fundamental Change, convert all or a portion of its Series A Preferred Shares into common shares, or (ii) require the Company to repurchase any or all of such holder’s Series A Preferred Shares at a purchase price per Series A Preferred Share equal to the Liquidation Preference of such Series A Preferred Share plus Accrued Dividends. The repurchase price will be payable in cash.
A “Fundamental Change” is generally defined in the A&R Certificate of Designations as the following types of transactions:
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a person’s acquisition of beneficial ownership of more than 50% voting power represented by issued and outstanding common shares, Series A Preferred Shares and other classes of outstanding voting shares having the right to vote in the election of directors;

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the sale, transfer or lease of all or substantially all of the assets of the Company whether in a single transaction or a series of related transactions, to another person;

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a transaction where the directors in office at the beginning of an 18 consecutive month period, or their successors whose nomination were approved by two-third of the directors then in office (either at the start of the period, or whose election was previously so approved) cease to constitute a majority of the members of the board of directors then in office; or

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the adoption of a plan of liquidation or dissolution of the Company.

Governance Rights
Until the Investor Parties no longer beneficially own Series A Preferred Shares and/or common shares issued or issuable upon conversion of such Series A Preferred Shares that represent in the aggregate (a) at least 2,820,079 common shares (representing 50% of the number of common shares issuable upon conversion of the Series A Preferred Shares as of March 1, 2022), and (b) at least 5% of the outstanding number of common shares on an as-converted basis, such parties will be entitled to designate one individual (the “Series A Designee”) for nomination to our board of directors. The GP Investor designated Mr. Botein as the Series A Designee, and Mr. Botein joined the board effective January 6, 2023 following receipt of all necessary regulatory approvals.
Standstill
For so long as the Investor Parties have the right to designate a director to the board of directors, such parties will vote (i) in favor of each director nominated by the board of directors, (ii) against any shareholder nominations that have not been approved by the board, (iii) in favor of the Company’s “say-on-pay” proposal and any other equity compensation proposal approved by the Compensation Committee of the board and (iv) in favor of the ratification of the appointment of the Company’s independent registered public accounting firm. This obligation does not obligate the Investor Parties to vote in any particular manner with respect to any merger, business combination transaction or sale of substantially all assets involving the Company.

Transfer and Conversion Restrictions
The Investor Parties are prohibited from transferring Series A Preferred Shares or common shares issuable upon conversion of the Series A Preferred Shares to any activist shareholder or certain competitors, or a person that would hold 9.9% of the voting equity of the Company after giving effect to such transfer (the “Transfer Restriction Voting Threshold”); provided, however, that such restrictions do not apply to transfers of Series A Preferred Shares or common shares issuable upon conversion of the Series A Preferred Shares into the public market pursuant to a bona fide, broadly distributed underwritten public offering, in each case made pursuant to the Registration Rights Agreement or through a bona fide sale to the public without registration effectuated pursuant to Rule 144 under the Securities Act; provided further, that in the event that the AM Best Financial Strength Rating of James River Insurance Company is downgraded or reduced below A- (Excellent), the Transfer Restriction Voting Threshold shall be 19.9%.
Registration Rights Agreements
In connection with the issuance of the Series A Preferred Shares, the Company and the GP Investor entered into the GP Registration Rights Agreement, pursuant to which the Company agreed to provide to the Investor Parties certain customary registration rights with respect to the common shares issuable upon any conversion of the Series A Preferred Shares. Additionally, upon the Enstar Issuance, the Company entered into the Enstar Registration Rights Agreement, pursuant to which the Company agreed to provide the Enstar Investor certain customary registration rights with respect to its common shares. Pursuant to the Registration Rights Agreements, we are filing a registration statement of which this prospectus forms a part to register the resale of common shares held by the selling shareholders.
In addition, the Company has agreed to customary indemnification provisions in the Registration Rights Agreements, relating to indemnification for any material misstatements or omissions by the Company in connection with the registration of the common shares.
Certain Bye-law Provisions
The provisions of our bye-laws may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of such persons’ terms.
Number of Directors
Our bye-laws provide that the board shall consist of no less than five directors, and no more than 15 directors, as determined by the board from time to time.
Election or Appointment of Directors
Our directors are elected for a one-year term, expiring at our next annual general meeting and the election or appointment of their successors. Our bye-laws further provide that a majority of the directors then in office may appoint any person as a director to fill a vacancy on the board occurring as a result of the newly-created directorship and have qualified and subject to his office being vacated.
Removal of Directors
Our directors may be removed only for cause by members holding voting shares entitled to cast a majority of the votes of all issued and outstanding voting shares at any special general meeting convened and held in accordance with our bye-laws, by the affirmative vote of all such members. Any vacancy on our board, including a vacancy resulting from an enlargement of our board, may be filled only by the vote of a majority of our directors then in office.
Shareholder Action by Written Consent
Our bye-laws provide that shareholders may not take any action by written consent in lieu of a meeting, except that holders of shares of any class or series of preferred shares may vote by written consent in lieu of a meeting on any matter subject to a class vote to the extent provided in the designation of terms of such class or series of preferred shares.
Shareholder Advance Notice Procedure
Our bye-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our shareholders. The bye-laws provide that any shareholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our secretary a written notice of the shareholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. To be timely, the shareholder’s notice must be delivered to or mailed and received by us not less than 90 days nor more than 120 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 25 days before or after such anniversary date, we must receive the notice not earlier than 120 days prior to such annual general meeting and not later than the later of 70 days prior to the date of the general meeting or the close of business on the tenth day following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which public disclosure of the date of the annual general meeting was made. The notice must include the following information:
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the name and address of the shareholder who intends to make the nomination and the name and address of the person or persons to be nominated or the nature of the business to be proposed;

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a representation that the shareholder is a holder of record of our share capital entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons or to introduce the business specified in the notice;

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if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made by the shareholder;

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such other information regarding each nominee to be proposed by such shareholder as would be required to be included in a proxy statement filed under the SEC’s proxy rules if the nominee has been nominated, or intended to be nominated, by the board of directors;

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a brief description of any business desired to be brought before the general meeting, the text of the proposal or business, the reasons for conducting such business at the general meeting and any material interest in such business of such shareholder;

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if applicable, the consent of each nominee to serve as a director if elected; and such other information that the board of directors may request in its discretion;

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the class and number of shares that are held of record or beneficially owned by the shareholder;

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a description of any agreement, arrangement or understanding in order to create or mitigate the loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder;

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the principal amount of and description of indebtedness of the Company or any of its subsidiaries that is held by the shareholder;

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a representation as to whether the shareholder intends or is part of a group that intends to deliver a proxy statement to shareholders or to otherwise solicit proxies from other shareholders; and

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such other information that the board of directors may request in its discretion.

Right to Repurchase Our Common Shares in the Event of Adverse Tax Consequences
Under our bye-laws and subject to Bermuda law, we have the option, but not the obligation, to purchase all or part of the shares of the Company held by a shareholder at fair market value (as determined by the average closing sales prices of the shares on certain exchanges, or if there is no sales price or quotation available, by an investment advisor selected by our board of directors and reasonably approved by the shareholder whose shares are being purchased) to the extent that the board of directors determines that such shareholder’s ownership of such common shares may result in an adverse tax consequence or materially adverse legal or regulatory treatment for the Company or any of its subsidiaries or any other person; provided that the board of directors will use reasonable efforts to exercise such discretion equally among similarly situated shareholders.
Amendments to Memorandum of Association and Bye-laws
Amendments to each of our memorandum of association and bye-laws require an affirmative vote of the majority of our board and a majority of votes cast at any annual or special meeting of shareholders.
These provisions make it more difficult for any person to remove or amend any provisions in our memorandum of association and bye-laws that may have an anti-takeover effect.
Meetings of Shareholders
Our annual general meeting will be held each year. A special general meeting will be held when, in the judgment of the Chairperson, any two directors, any director and our secretary or the board, such a meeting is necessary. In addition, upon receiving a requisition from holders of at least 10% of our issued and outstanding share capital, the board shall convene a special general meeting. At least two or more persons representing more than 50% of our aggregate voting power must be present to constitute a quorum for the transaction of business at a general meeting, provided that if we shall at any time have only one member, one member present in person or by proxy shall form a quorum for the transaction of business at any general meeting held during such time. No shareholder may participate in any general meeting during which the shareholder (or shareholder’s representative) is physically present in the United States. As determined according to certain adjustments of voting power specified in our bye-laws (See “— Common Shares — Voting Rights”), questions proposed for consideration by the shareholders will be decided by the affirmative vote of the majority of the votes cast.
Corporate Opportunities
Our bye-laws provide that, except for persons that are officers, managers or employees of the Company, and directors who are officers, managers or employees of the Company, no shareholder nor any of its affiliates, or any of its or their respective directors, officers, employees, agents, general or limited partners, managers, members, or shareholders, in any case whether or not one of our directors or officers, have any duty to communicate or present any investment or business opportunity or prospective transaction, agreement, arrangement, or other economic advantage to us. In addition, to the fullest extent permitted by law, such persons may engage in businesses competitive with ours. In our bye-laws, we explicitly renounce any interest of the company in such opportunities and any expectation that such opportunities will be offered to us.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares and Series A Preferred Shares is Broadridge Corporate Issuer Solutions, Inc.
Market Listing
We list our common shares on the Nasdaq Global Select Market under the symbol “JRVR.”

PLAN OF DISTRIBUTION
We are registering common shares held by the selling shareholders named in this prospectus, which may be offered from time to time in amounts, at prices and on terms that will be determined at the time of the offering. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling shareholders, which, as used herein, includes donees, assignees, transferees or other successors-in-interest who may later hold the selling shareholders’ interests selling common shares received after the date of this prospectus from the selling shareholders as a gift, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the common shares on any stock exchange, market or trading facility on which the common shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling shareholders may use any one or more of the following methods when disposing of their common shares:
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on Nasdaq, in the over-the-counter market or on any other national securities exchange on which our common shares are listed or traded;

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to or through underwriters or dealers pursuant to an underwritten resale offering or other underwritten transactions on a firm commitment or best efforts basis;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the common shares as agent, but may purchase and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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through trading plans entered into by the selling shareholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of common shares on the basis of parameters described in such trading plans;

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directly to one or more purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

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short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

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by pledge to secure debts and other obligations;

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delayed delivery arrangements;

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in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

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broker-dealers may agree with the selling shareholders to sell a specified number of such common shares at a stipulated price per share;

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a combination of any such methods of sale; and

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any other method permitted by applicable law.

The selling shareholders may transfer the common shares in other circumstances, in which case the donees, assignees, transferees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling shareholder that a donee, assignee, transferee, or other successor-in-interest intends to sell common shares, we will, to the extent required, file a supplement to this prospectus or a post-effective amendment to name specifically such person as a selling shareholder.

In connection with the sale of the common shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such common shares in the course of hedging the positions they assume. The selling shareholders may also sell common shares short and deliver these common shares to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these common shares. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative common shares which require the delivery to such broker-dealer or other financial institution of the common shares offered by this prospectus, which common shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling shareholders from the sale of the common shares offered hereby will be the purchase price of such common shares less discounts or commissions, if any. The selling shareholders reserve the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from the resale of the common shares.
Instead of selling the common shares pursuant to this prospectus, the selling shareholders may sell the common shares in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act. The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of common shares if it deems the purchase price to be unsatisfactory at any particular time.
The selling shareholders may enter into derivative transactions with third parties, or sell common shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell common shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use common shares pledged by any selling shareholders or borrowed from any selling shareholders or others to settle those sales or to close out any related open borrowings of common shares, and may use common shares received from any selling shareholder in settlement of those derivatives to close out any related open borrowings of stock.
The selling shareholders may also pledge common shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may affect sales of the pledged common shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the common shares, any underwriters or agents, as the case may be, involved in the offering of such common shares may engage in transactions that stabilize, maintain or otherwise affect the price of our common shares. Specifically, the underwriters or agents, as the case may be, may over allot in connection with the offering, creating a short position in our common shares for their own account. In addition, to cover overallotments or to stabilize the price of our common shares, the underwriter or agents, as the case may be, may bid for, and purchase, such common shares in the open market. Finally, in any offering of common shares through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such common shares in the offering if the syndicate repurchases previously distributed common shares in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the common shares above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The selling shareholders may solicit offers to purchase common shares directly from, and they may sell such common shares directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement, if any.
It is possible that one or more underwriters may make a market in our common shares, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for common shares.

The selling shareholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the common shares at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling shareholders pay for solicitation of these contracts.
In effecting sales, broker-dealers or agents engaged by a selling shareholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts, or concessions from a selling shareholder in amounts to be negotiated immediately prior to the sale.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements, or understandings between the selling shareholders and any broker-dealer or agent regarding the sale of the common shares by the selling shareholders. Upon our notification by any selling shareholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of common shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
In offering the common shares covered by this prospectus, the selling shareholders and any underwriters, broker-dealers or agents who execute sales for the selling shareholders or otherwise participate in the sale of the common shares herein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of such common shares may be underwriting discounts or commissions under the Securities Act. A selling shareholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, with respect to a particular offering of the common shares held by the selling shareholders, the name of the selling shareholders, the respective purchase prices and public offering prices, the proceeds to be received from the sale (if any) and other material terms of the offering, the settlement of short sales entered into after the date of this prospectus, the names of any participating agents, broker-dealers or underwriters and any applicable commissions or discounts, concessions and other items constituting compensation from the selling shareholder will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
The underwriters, broker-dealers and agents may engage in transactions with us or the selling shareholders, or perform services for us or the selling shareholders, in the ordinary course of business.
In order to comply with the securities laws of some states, if applicable, the common shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the common shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common shares in the market and to the activities of the selling shareholders and their respective affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the common shares against certain liabilities, including liabilities arising under the Securities Act.
We entered into the Registration Rights Agreements with the selling shareholders to register common shares held by the selling shareholders under applicable federal securities laws under specific circumstances and specific times. We will pay all expenses of the registration of the common shares pursuant to the Registration Rights Agreements, including, without limitation, SEC filing fees, expenses of compliance with state securities or “blue sky” laws and certain related fees; provided, however, that the selling shareholders will pay all underwriting discounts, selling commissions and stock transfer taxes, if any. We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the common shares offered by this prospectus, in accordance with the Registration Rights Agreements. In addition, the selling shareholders have agreed to indemnify us against certain liabilities relating to the information provided by the selling shareholders expressly for use in this prospectus, in accordance with the Registration Rights Agreements.

LEGAL MATTERS
The validity of the common shares offered by this prospectus will be passed upon for us by Conyers Dill & Pearman Limited, our Bermuda counsel. Certain legal matters with respect to U.S. federal and New York State law will be passed upon for us by Debevoise & Plimpton LLP, our United States counsel.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of our internal control over financial reporting as of December 31, 2024, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at jrvrgroup.com. Information accessible on or through our website is not a part of this prospectus.
This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the common shares that are being offered. Forms of any documents establishing the terms of the offered common shares are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 4, 2025, as amended by the Form 10-K/A filed on April 29, 2025;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, filed on May 6, 2025 and August 5, 2025, respectively;

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our Current Reports on Form 8-K filed January 24, 2025, March 3, 2025, March 7, 2025, April 21, 2025, May 5, 2025, June 13, 2025, July 21, 2025, July 24, 2025, August 4, 2025 and August 14, 2025 (in each case excluding any information furnished under Items 2.02 and 7.01 and all exhibits filed that pertain to the information disclosed under such items); and

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The description of our common shares contained in the Registration Statement on Form 8-A, filed on December 9, 2014, as updated by the description of our common shares contained in Exhibit 4.19 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 4, 2025, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.
We will provide to each person to whom this prospectus is delivered, upon written or oral request of any person, without charge, a copy of any or all of the documents incorporated herein by reference but not delivered with the prospectus, other than exhibits to the documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for copies in writing or by telephone should be directed to: James River Group Holdings, Ltd., Clarendon House, 2 Church Street, Hamilton, Pembroke HM11 Bermuda, attention: Investor Relations, or (441) 295-1422.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth estimated costs and expenses payable by us (other than the SEC registration fee), in connection with the issuance and distribution of the common shares being registered:
Amount to be Paid
SEC registration fee		$18,422
FINRA filing fee		*
Printing and engraving expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous expenses		*
Total	$	*

*
These fees are calculated based on the common shares offered and the number of offerings and accordingly cannot be estimated at this time. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of common shares.

Item 15.   Indemnification of Directors and Officers
Bye-law 55 of the Registrant’s bye-laws provides, among other things, that the Registrant shall indemnify its directors and officers. Specifically, bye-law 55 provides that the Registrant’s directors and officers, as well as their heirs, executors and administrators, shall, subject to the Companies Act, 1981 of Bermuda (the “Companies Act”) prohibitions described below, be indemnified by the Registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or any bankers or other persons with whom any moneys or effects belonging to the Registrant shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Registrant shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto. The Registrant is not required, however, to indemnify any person for the fraud or willful misconduct of such person.
Bye-law 55 of the Registrant’s bye-laws also provides that, except with respect to matters involving fraud or willful misconduct of such director or officer, each shareholder agrees to waive any claim or right of action it might have, whether individually or by or in the right of the Registrant, against any director or officer of the Registrant on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for the Registrant.
Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company or any subsidiary thereof. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

The Registrant has entered into indemnification agreements to indemnify its directors and executive officers. These agreements provide for indemnification of the Registrant’s directors and executive officers to the fullest extent permitted by applicable Bermuda law against all expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by us or in our right, arising out of such person’s services as our director or executive officer, any of our subsidiaries or any other company or enterprise to which the person provided services at our request.
Item 16.   Exhibits
The following exhibits are part of this registration statement.
Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement relating to Common Shares (to be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein)
2.1	Stock Purchase Agreement, dated November 8, 2023, by and among James River Group Holdings, Ltd. and Fleming Intermediate Holdings LLC (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed on November 9, 2023, Commission File No. 001-36777)+
3.1	Certificate of Incorporation of James River Group Holdings, Ltd. (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1, Registration No. 333-199958, filed with the Commission on November 7, 2014)
3.2	Certificate of Incorporation on Change of Name (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 Registration No. 333-199958, filed with the Commission on November 7, 2014)
3.3	Memorandum of Association of James River Group Holdings, Ltd. (incorporated by reference to Exhibit 3.3 of the Registration Statement on Form S-1, Registration No. 333-199958, filed with the Commission on November 7, 2014)
3.4	Certificate of Deposit of Memorandum of Increase of Share Capital, dated December 24, 2007 (incorporated by reference to Exhibit 3.4 of the Registration Statement on Form S-1, Registration No. 333-199958, filed with the Commission on November 7, 2014)
3.5	Certificate of Deposit of Memorandum of Increase of Share Capital, dated October 7, 2009 (incorporated by reference to Exhibit 3.5 of the Registration Statement on Form S-1, Registration No. 333-199958, filed with the Commission on November 7, 2014)
3.6	Fourth Amended and Restated Bye-Laws of James River Group Holdings, Ltd. (incorporated by reference to Exhibit 3.6 of the Annual Report on Form 10-K, filed on February 28, 2023, Commission File No. 001-36777)
4.1	Form of Certificate of Common Shares (incorporated by reference to Exhibit 4.1 of Amendment No. 3 to the Registration Statement on Form S-1, Registration No. 333-199958, filed with the Commission on December 9, 2014)
4.2	Investment Agreement, dated February 24, 2022, by and between James River Group Holdings, Ltd. and GPC Partners Investments (Thames) LP (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on February 28, 2022; Commission File No. 001-36777)
4.3	Amendment No. 1 to the Investment Agreement, dated March 1, 2022, by and between James River Group Holdings, Ltd. and GPC Partners Investments (Thames) LP (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed on May 10, 2022; Commission File No. 001-36777)
4.4	First Amendment to the Investment Agreement, dated November 11, 2024, by and between James River Group Holdings, Ltd. and GPC Partners Investments (Thames) LP (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed on November 13, 2024; Commission File No. 001-36777)
4.5	Subscription Agreement, dated November 11, 2024, by and between James River Group Holdings, Ltd. and Cavello Bay Reinsurance Limited (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on November 13, 2024; Commission File No. 001-36777))

Exhibit Number	Description of Document
4.6	Amended and Restated Certificate of Designations of 7% Series A Perpetual Cumulative Convertible Preferred Shares of James River Group Holdings, Ltd. dated November 11, 2024 (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed on November 13, 2024; Commission File No. 001-36777)
5.1	Opinion of Conyers Dill & Pearman Limited to the Registrant*
23.1	Consent of Ernst & Young LLP*
23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)*
24	Power of Attorney (included on the signature page of Form S-4)
107	Filing Fee Table*

+
Exhibit or Schedules to Exhibit not filed with the Securities and Exchange Commission pursuant to Item 601(b)(4)(iii) and Regulation 601(a)(5) of Regulation S-K. The Company will furnish a copy of the omitted Exhibit or Schedules to the SEC upon request.

*
Filed herewith.

Item 17.   Undertakings
(a)   The undersigned registrant hereby undertakes:
(1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   that, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)   that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chapel Hill, State of North Carolina, on August 15, 2025.
JAMES RIVER GROUP HOLDINGS, LTD.
By: /s/ Frank N. D’Orazio Frank N. D’Orazio Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Frank N. D’Orazio and Sarah C. Doran, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Frank N. D’Orazio Frank N. D’Orazio	Chief Executive Officer and Director (Principal Executive Officer)	August 15, 2025
/s/ Sarah C. Doran Sarah C. Doran	Chief Financial Officer (Principal Financial Officer)	August 15, 2025
/s/ Michael E. Crow Michael E. Crow	Principal Accounting Officer	August 15, 2025
/s/ Matthew B. Botein Matthew B. Botein	Director	August 15, 2025
/s/ Thomas L. Brown Thomas L. Brown	Director	August 15, 2025
/s/ Joel D. Cavaness Joel D. Cavaness	Director	August 15, 2025

Signature	Title	Date
/s/ Kirstin M. Gould Kirstin M. Gould	Director	August 15, 2025
/s/ Dennis J. Langwell Dennis J. Langwell	Director	August 15, 2025
/s/ Christine LaSala Christine LaSala	Director, non-Executive Chairperson of the Board	August 15, 2025
/s/ Peter B. Migliorato Peter B. Migliorato	Director	August 15, 2025
AUTHORIZED REPRESENTATIVE
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of James River Group Holdings, Ltd. has signed this registration statement in the city of Chapel Hill, State of North Carolina, on August 15, 2025.
By: /s/ Jeanette L. Miller Jeanette L. Miller Authorized Representative